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                                                                    Exhibit 23.5




                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated July 11, 1997, except for Notes 2 and 10 as to which the date is July 24, 1997, accompanying the combined financial statements of Cherry Communications Incorporated and Cherry Communications U.K. Limited for each of the two years in the period ended December 31, 1996 included in the WA Telecom Current Report on Form 8-K dated July 17, 1998, as amended by Amendment No. 1 on Form 8-K/A dated September 4, 1998, as amended by Amendment No. 2 on Form 8-K/A dated September 25, 1998. We consent to the incorporation by reference of the aforementioned report in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of World Access, Inc. and subsidiaries and to the use of our name as it appears under the caption "Experts."



                                                     /s/ GRANT THORNTON LLP


Chicago, Illinois
August 30, 1999